UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

Camden National Corporation

(Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Camden National Corporation was held on April 30, 2013 at the Point Lookout Conference Center, 67 Atlantic Highway, Lincolnville, Maine.  At the Annual Meeting, there were present in person or by proxy 6,372,635 shares of the Company’s common stock, representing approximately 83% of the total outstanding eligible votes.  The following is a brief description of each matter voted on at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter.

1.  Election of four members to the Board of Directors to serve a three-year term to expire at the Annual Meeting in 2016:

	For	Withheld	Broker Non-Vote
David C. Flanagan	4,725,811	107,872	1,538,951
James H. Page, Ph.D.	4,725,836	107,847	1,538,951
Robin A. Sawyer, CPA	4,727,203	106,480	1,538,951
Karen W. Stanley	4,687,792	145,891	1,538,951

The other directors that continued in office after the Annual Meeting are as follows:

Term expires 2014	Term expires 2015
Robert J. Campbell	Ann W. Bresnahan
Craig S. Gunderson	Gregory A. Dufour
John W. Holmes
John M. Rohman

2.  Non-binding advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay”):

For	Against	Abstentions	Broker Non-Vote
4,498,963	273,854	60,866	1,538,951

3.  Ratification of the appointment of Berry, Dunn, McNeil & Parker, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstentions
6,335,929	29,403	7,303

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2013

CAMDEN NATIONAL CORPORATION
(Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan
Chief Financial Officer and Principal
Financial & Accounting Officer